SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”), dated June 19, 2007, among Franklin Towers Enterprises, Inc., a Nevada corporation (the "Buyer"), Chongqing Qiluo Textile Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the "Company"), Xinshengxiang Industrial Development Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Xinshengxiang”), Mr. Dingliang Kuang, a individual residing at Group 5, Baisheng Town, Fuling District, Chongqing City, China (“Dingliang”), and Ms. Yue Kuang, an individual residing at No.22, Dunren Wangzhou Road, Fuling District, Chongqing City, China (“Yue,” and together with Xinshengxiang and Dingliang, the "Sellers").

R E C I T A L S :

A.  Sellers in the aggregate own one hundred percent (100%) of the shares of the registered capital stock of the Company (the “Shares”).

B.  The parties hereto desire that the Buyer acquire the Company by purchasing from Sellers all of the Shares upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein, and the other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

1.1 DEFINITIONS

Certain capitalized terms used in this Agreement are defined in Exhibit 1.1 attached hereto.

1.2 USAGE

(a) Interpretation. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (viii) "or" is used in the inclusive sense of "and/or"; (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

(c) Legal Representation of the Parties. The parties agree that each party was either represented by its own separate and independent counsel or had an opportunity to be so represented in connection with this Agreement and the transactions contemplated hereby. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE II
SALE OF SHARES; CONSIDERATION; CLOSING

2.1 THE SALE

Upon the terms and subject to the conditions of this Agreement, at the Closing:

(a) Each Seller shall sell, transfer and assign to the Buyer, and the Buyer shall purchase from each Seller, such Seller’s respective Shares and any and all rights in the Shares to which such Seller is entitled, and by doing so Sellers shall be deemed to have assigned all of the right, title and interest in and to the Shares to Buyer. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance satisfactory to the Buyer.

(b) In consideration therefor, the Buyer shall issue to an aggregate of 5,000,000 shares (the “Consideration Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share, of the Buyer, which shall be allocated between Sellers as follows: ---4,750,000 Consideration Shares to Xinshengxiang; 125,000 Consideration Shares to Dingliang; and 125,000 Consideration Shares to Yue. The Consideration Shares shall be payable at the Closing by the issuance and delivery by Buyer to Sellers of stock certificates dated as of the Closing Date registered in the names and in such amounts as aforementioned.

2.2 CLOSING

The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of David Lubin & Associates, PLLC, 26 East Hawthorne Avenue, Valley Stream, New York 11580, commencing at 10:00 a.m. (local time) on June 19, 2007. Subject to the provisions of

Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.

2.3 CLOSING OBLIGATIONS

In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Sellers or Company, as the case may be, shall deliver to Buyer:

(i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed by a commercial bank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer;

(ii) the stock books, stock ledgers, minute books, and corporate seals of Company;

(iii) the financial statements referred to in Section 3.4 hereof and other information required to be filed pursuant to the Exchange Act with the SEC by Buyer on its Current Report on Form 8-K in connection with the Closing;

(iv) a certificate executed by each Seller representing and warranting to Buyer that each of Seller’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5);

(v) an opinion of counsel to the Company and Sellers in the form annexed hereto as Exhibit 2.3(a)(v); and

(vi) such other documents and other instruments of transfer and conveyance as may be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller, if necessary.

(b) Buyer shall deliver to the Seller:

(i) stock certificates evidencing the Consideration Shares; and

(ii) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of Sellers and the Company, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

3.1 ORGANIZATION AND GOOD STANDING

(a) Schedule 3.1(a) contains a complete and accurate list of Company's jurisdiction of organization and any other jurisdictions in which it is qualified to do business as a foreign entity. Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Company Contracts. Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Complete and accurate copies of English translations of the Governing Documents of Company, as currently in effect, are attached to Schedule 3.1(b) hereto.

(c) Company has no subsidiaries and does not own any shares of capital stock or other securities of any other Person.

3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of each Seller and the Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each Seller and the Company of this Agreement and each other agreement to be executed or delivered by Sellers at the Closing, including the Kelly Fan Stock Purchase Agreement (collectively, the “Sellers’ Closing Documents”), the Sellers’ Closing Documents will constitute the legal, valid and binding obligation of each of Seller and the Company, enforceable against each of them in accordance with its terms. Each Seller and the Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers’ Closing Documents to which it is a party and to perform its obligations under this Agreement and the Sellers’ Closing Documents, and such action has been duly authorized by all necessary action by Sellers and the Company. Each Seller and the Company has all necessary legal capacity to enter into this Agreement and the Sellers’ Closing Documents to which it is a party and to perform such its obligations hereunder and thereunder.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) Breach (A) any provision of any of the Governing Documents of Company or (B) any resolution adopted by the board of directors or the shareholders of Company;

(ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Company or any of Seller, or any of the Assets, may be subject;

(iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or that otherwise relates to the Assets or to the business of Company;

(iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets or the Shares.

(c) Neither Company nor any of Seller is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(d)  Xinshengxiang is the sole record and beneficial owner of 95% of the Shares. Dingliang is the sole record and beneficial owner of 2.5% of the Shares. Yue is the sole record and beneficial owner of 2.5% of the Shares. Each Seller has good and marketable title to the Shares, free and clear of any Encumbrance. Upon the execution and delivery of this Agreement and issuance of the Consideration Shares to the Sellers, Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances.  There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other Contracts, agreements or understandings with respect to the Shares.

3.3 CAPITALIZATION

(a) Schedule 3.3(a) correctly and completely sets forth: (i) the authorized capitalization of the Company; and (ii) the percentage of each class of registered capital stock of the Company issued and outstanding. Sellers are and will be on the Closing Date the sole shareholders of the Company. Each Seller is and will be on the Closing Date the record and beneficial owner of such Seller’s respective Shares, free and clear of all Encumbrances. The Shares constitute one hundred (100%) percent of the issued and outstanding shares of the registered capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. Neither Seller has any obligation to the Company for the Shares. The Shares were issued in compliance with all Legal Requirements.

(b) There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company, including any of the following: options, warrants, agreements, or other rights for the acquisition of shares of the Company's capital stock; securities or other obligations of the Company which are convertible into shares of the Company's capital stock; or sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments that are binding on Seller or the Company, including without limitation, any such agreements or instruments that relate to the ownership, voting or transfer of any shares of the Company's capital stock.

3.4 FINANCIAL STATEMENTS

Prior to Closing, Company will have delivered to Buyer certain following financial statements, including an audited balance sheet of Company as at December 31, 2006 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in stockholders' equity, and cash flows, together with the report of the independent certified public accountants, and an unaudited balance sheet of Company as at March 31, 2007 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in Sellers' equity, and cash flows for the months then ended, including in each case the notes thereto certified by Company's chief financial officer. Such financial statements fairly present (and the financial statements delivered pursuant to Section 5.8 will fairly present) the financial condition and the results of operations, changes in Shareholders' equity and cash flows of Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 and delivered pursuant to Section 5.8 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Company.

3.5 BOOKS AND RECORDS

The books of account and other financial and other Records of Company, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Company, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Company, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

3.6 TANGIBLE PERSONAL PROPERTY; SUFFICIENCY OF ASSETS

(a)  Schedule 3.6(a) is a complete and accurate schedule describing, and specifying the location of, all Tangible Personal Property. Company owns good and marketable title to all of the Tangible Personal Property, free and clear of any Encumbrances, and none of the Tangible Personal Property is held under any lease, security agreement, conditional sales contract, license, or other title retention or security arrangement, or is located other than in the possession of Company.

(b)  The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Company's business in the manner presently operated by Company and (ii) include all of the operating assets of Company.

3.7 DESCRIPTION OF OWNED REAL PROPERTY

Schedule 3.7 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Company has an ownership interest.

3.8 DESCRIPTION OF LEASED REAL PROPERTY

Schedule 3.8 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Company has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all real property leases.

3.9 TITLE TO REAL PROPERTY

Company owns good and marketable title to its respective estates in the Real Property, free and clear of any Encumbrances, other than: (i) liens for Taxes for the current tax year which are not yet due and payable; and (ii) those described in Schedule 3.9(a) ("Real Estate Encumbrances").True and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrances have been delivered to Buyer. At the time of Closing, the Real Estate shall be free and clear of all Real Estate Encumbrances.

3.10 CONDITION OF FACILITIES

(a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land. The Land for each owned Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such Land and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the business of Seller.

(b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property used in Company's business is in the possession of Company.

3.11 ACCOUNTS RECEIVABLE

All Accounts Receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Company in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Company, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.12 NO UNDISCLOSED LIABILITIES

Except as expressly disclosed herein, the Company has no Liabilities.

3.13 TAXES

(a) Tax Returns Filed and Taxes Paid. Company has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Company are true, correct and complete. Company has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Company, except such Taxes, if any, as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Company has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Company has delivered or made available to Buyer or Buyer’s representatives copies of all Tax Returns filed by the Company. There are no deficiencies or similar items with respect to the Tax Returns or any

Taxes paid and no dispute or claim concerning any Taxes of Company either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Company has Knowledge.

(c) Proper Accrual. The charges, accruals and reserves with respect to Taxes on the Records of Company are adequate (determined in accordance with GAAP) and are at least equal to Company's liability for Taxes. There exists no proposed tax assessment or deficiency against Company.

(d) Specific Potential Tax Liabilities and Tax Situations.

(i) Withholding. All Taxes that Company is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Company.

3.14 NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Company, and no event has occurred or circumstance exists that may result in such a material adverse change. Since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) change in Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Company or issuance of any security convertible into such capital stock;

(b) amendment to the Governing Documents of Company;

(c) payment (except in the Ordinary Course of Business) or increase by Company of any bonuses, salaries or other compensation to any Seller, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

(d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

(e) damage to or destruction or loss of any Asset, whether or not covered by insurance;

(f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Company is a party, or (ii) any Contract or transaction involving a total remaining commitment by Company of at least $10,000;

(g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Company (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

(h) cancellation or waiver of any claims or rights with a value to Company in excess of $10,000;

(i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Company;

(j) material change in the accounting methods used by Company; or

(k) Contract by Company to do any of the foregoing.

3.15 PERSONNEL MATTERS

(a) Schedule 3.15(a) sets forth a correct and complete list of each director, officer, employee, independent contractor, consultant and agent of Company, including but not limited to, each employee on leave of absence or layoff status. No retired employee, director, of officer of Company is receiving benefits or scheduled to receive benefits in the future.

(b) The Company is not a party to any employment, consulting or similar agreement, written or oral, with any Person.

(c) No employees of the Company are represented by any labor union or similar organization. The Company is not party to any collective bargaining or similar agreement covering any of its employees. No labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given the Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

(d) The Company does not, and never has had, any "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, pension, retirement, bonus, profit-sharing, stock option, or other such arrangements providing for employee remuneration or benefits (the “Employee Plans”).

(e)  The Company has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. The Company is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(f) No officer, director, agent, employee, consultant, or contractor of Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Company. No former or current employee of Company is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Company or Buyer to conduct the business as heretofore carried on by Company.

3.16 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement or may give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Schedule 3.16(b) contains a complete and accurate list of each Governmental Authorization that is held by Company or that otherwise relates to Company's business or the Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.16(b) is valid and in full force and effect. Except as set forth in Schedule 3.16(b):

(i) Company is, and has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.16(b);

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.16(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.16(b);

(iii) Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.16(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(v) The Governmental Authorizations listed in Schedule 3.16(b) collectively constitute all of the Governmental Authorizations necessary to permit Company to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Company to own and use its Assets in the manner in which it currently owns and uses such Assets.

3.17 LEGAL PROCEEDINGS; ORDERS

(a) There is no pending or threatened Proceeding: (i) by or against Company or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Company or any Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no Order to which Company, its business or any of the Assets is subject. To the Knowledge of Company or any Seller, no officer, director, agent or employee of Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Company.

(c) Company is and has at all times been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject. No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Company or any of the Assets is subject; and

(d) Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Company or any of the Assets is or has been subject.

3.18 CONTRACTS; NO DEFAULTS

(a) Schedule 3.18(a) contains an accurate and complete list, and Company has delivered to Buyer, accurate and complete copies of each Company Contract. Schedule 3.18(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of Company under the Contracts.

(b) Seller has not and may not acquire any rights under, and Seller has not or may not become subject to any obligation or liability under, any Contract that relates to the business of Company or any of the Assets.

(c) (i) each Contract identified or required to be identified in Schedule 3.18(a) is in full force and effect and is valid and enforceable in accordance with its terms; (ii) to the Knowledge of Company or any Seller, no Contract identified or required to be identified in Schedule 3.18(a) will upon completion or performance thereof have a material adverse affect on the business, assets or condition of Company or the business to be conducted by Buyer with the Assets.

(d) (i) Company is, and at all times has been, in compliance with all applicable terms and requirements of each Company Contract which is being assumed by Buyer; (ii) each other Person that has or had any obligation or liability under any Company Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract that is being assigned to or assumed by Buyer; (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and (v) Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

(e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Company under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

(f) Each Contract relating to the sale, design, manufacture or provision of products or services by Company has been entered into in the Ordinary Course of Business of Company and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.19 INSURANCE

(a) Company has delivered to Buyer accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Company is a party.

(b) Schedule 3.19(b) describes all obligations of Company to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

(c) All policies of insurance to which Company is a party or that provide coverage to Company: (i) are valid, outstanding and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the Assets and the operations of Company for all risks normally insured against by a Person carrying on the same business or businesses as Company in the same location or locations and for all risks to which

Company is normally subject; and (iv) are sufficient for compliance with all Legal Requirements and Company Contracts;

(d)  Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. Company has paid all insurance premiums as, and when due, and has otherwise performed all of its obligations under each policy of insurance to which it is a party or that lists Company as a beneficiary. Company has given notice to all insurers of any claims that may be submitted under said policies of insurance.

3.20 ENVIRONMENTAL MATTERS

(a) Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. None of Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b) There are no pending or, to the Knowledge of Company or any Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Company has or had an interest.

(c) None of Company nor any Seller has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(d) Neither Company nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Company, with respect to any other property or asset (whether real, personal or mixed) in which Company (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Company nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Company has or had an interest except in full compliance with all applicable Environmental Laws.

(f) There has been no Release or, to the Knowledge of Company, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Company has or had an interest, or to the Knowledge of Company any geologically or hydrologically adjoining property, whether by Company or any other Person.

(g) Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

3.21 INTELLECTUAL PROPERTY ASSETS

(a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Company in which Company has a proprietary interest, including: (i) Company's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights"); (iv) all rights in mask works; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and (vi) all rights in internet web sites and internet domain names presently used by Company (collectively "Net Names").

(b) Schedule 3.21(b) contains a complete and accurate list and summary description, including any royalties paid or received by Company, and Company has delivered to Buyer accurate and complete copies, of all Company Contracts relating to the Intellectual Property Assets. There are no outstanding and no threatened disputes or disagreements with respect to any such Contract.

(c) The Intellectual Property Assets are all those necessary for the operation of Company's business as it is currently conducted. Company is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Schedule 3.21(c).

(d) All former and current employees of Company have executed written Contracts with Company that assign to Company all rights to any inventions, improvements, discoveries or information relating to the business of Company.

(e) Schedule 3.21(e) contains a complete and accurate list and summary description of all Patents. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. There is no potentially interfering patent or patent application of any Third Party.

(f) Except as set forth in Schedule 3.21(e), (A) no Patent is infringed or, to the Knowledge of Company or any Seller, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(g) All products made, used or sold under the Patents have been marked with the proper patent notice.

(h) Schedule 3.21(h) contains a complete and accurate list and summary description of all Marks. All Marks are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to the Knowledge of Company or any Seller, no such action is threatened with respect to any of the Marks. To the Knowledge of Company or any Seller, there is no potentially interfering trademark or trademark application of any other Person. No Mark is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by Company infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(i) Schedule 3.21(i) contains a complete and accurate list and summary description of all Copyrights. All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing. No Copyright is infringed or, to the Knowledge of Company or any Seller, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(j) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Company of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Company's standard form, and all current and former employees and contractors of Company have executed such an agreement). Company has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to the Knowledge of Company or any Seller, have not been used, divulged or appropriated either for the benefit of any Person (other than Company) or to the detriment of Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

(k)  Schedule 3.21(k) contains a complete and accurate list and summary description of all Net Names.

3.22 RELATIONSHIPS WITH RELATED PERSONS

Except as disclosed in Schedule 3.22, neither Company nor any of Seller nor any Related Person of any of them has any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Company's business. Neither Company nor any of Seller nor any Related Person of any of them owns, or since January 1, 2005, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Company other than business dealings or transactions disclosed in Schedule 3.22, each of which has been conducted in the Ordinary Course of Business with Company at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Company with respect to any line of the products or services of Company (a "Competing Business") in any market presently served by Company, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.22, neither Company nor any of Seller nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Company.

3.23 BROKERS OR FINDERS

None of Company, any of Seller, nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Shares or the Company's business or the Assets or the Contemplated Transactions.

3.24 SECURITIES LAW MATTERS

(a) Each Seller understands that the Consideration Shares are being offered and made in reliance on Regulation S promulgated under the Securities Act, or one or more exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the applicability of such exemptions and the suitability of the Sellers to acquire the Consideration Shares.

(b)  Each Seller represents, warrants and agrees that:

(1)  Seller is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A U.S. Person means any one of the following:

(A)          any natural person resident in the United States of America;

(B)          any partnership or corporation organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. person;

(D)	any trust of which any trustee is a U.S. person;

(E)           any agency or branch of a foreign entity located in the United States of America;

(F)          any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)          any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)  formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned,

by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(2)  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, Seller was outside of the United States.

(3) Seller will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(4) Seller will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(5) Seller was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(6) Neither Seller nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and Seller and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(7) The transactions contemplated by this Agreement have not been pre-arranged with a purchaser located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(8) Neither Seller nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. Seller agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(c)  Each Seller is acquiring the Consideration Shares for Seller’s own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an “accredited investor” (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, and each Seller is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Buyer or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of the investment in the Consideration Shares. Each Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Consideration Shares, the Buyer and all other information to the extent the Buyer possesses such information or can acquire it without unreasonable effort or expense.

(d)  Each Seller understands that the Consideration Shares shall be “restricted” (as that term is defined in Rule 144 promulgated under the Securities Act), and each certificate representing the Consideration Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.25 DISCLOSURE

(a) No representation or warranty or other statement made by Company or any of Seller in this Agreement, the Schedules, any supplement to the Schedules, the certificates delivered pursuant to Section 2.3(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(b) None of any of Seller nor the Company has Knowledge of any fact that has specific application to Company (other than general economic or industry conditions) or the Shares and that may materially adversely affect the Shares or the assets, business, prospects, financial condition or results of operations of Company that has not been set forth in this Agreement. There does not now exist any event, condition, or other matter, or any series of events, conditions or other matters, individually or in the aggregate, adversely affecting the Shares or the Company's assets, business, prospects, financial condition or results of its operations that has not been specifically disclosed to Buyer in writing by Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Company and Sellers, as of the date hereof and as of the Closing Date, as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now conducted.

4.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the other agreements to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to: (i)any provision of Buyer's Governing Documents; (ii) any resolution adopted by the board of directors of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 FILINGS WITH THE SEC

To the best of Company's knowledge, the Company has not provided to Seller any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act of or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.4 VALID ISSUANCE

The issuance of the Consideration Shares, in accordance with the terms and on the bases of the representations and warranties of the Seller set forth herein, may and shall be properly issued by the Company to Seller pursuant to applicable federal law. When issued and paid for as herein provided, the Consideration Shares shall be duly and validly issued, fully paid, and nonassessable.

4.5 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

4.6 BROKERS OR FINDERS

Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

ARITCLE V
COVENANTS PRIOR TO CLOSING

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, and upon reasonable advance notice, Sellers and Company, on the one hand, and Buyer on the other hand, shall (a) afford the other party and its Representatives and prospective lenders and their Representatives full and free access, during regular business hours, to its personnel, properties, Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with its operations; (b) furnish the other party with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as the other party may reasonably request; (c) furnish the other party with such additional financial, operating and other relevant data and information as the other party may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by the other party, with the other party's investigation of the properties, assets and financial condition related to it. In addition, the other party shall have the right to have the real property and Tangible Personal

Property inspected by it, at the other party's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the real property and Tangible Personal Property.

5.2 OPERATION OF THE BUSINESS AND CONDUCT OF SELLERS PRIOR TO CLOSING

(a) Between the date of this Agreement and the Closing, Company shall (and Sellers shall cause Company to):

(i) conduct its business only in the Ordinary Course of Business;

(ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

(iii) confer with Buyer prior to implementing operational decisions of a material nature;

(iv) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

(v) make no material changes in management personnel without prior consultation with Buyer;

(vi) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Company's business;

(vii) keep in full force and effect, without amendment, all material rights relating to Company's business;

(viii) comply with all Legal Requirements and contractual obligations applicable to the operations of Company's business;

(ix) continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.19 or substantially equivalent policies;

(x) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Company to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

(xi) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

(xii) maintain all books and Records of Company relating to Company's business in the Ordinary Course of Business.

(b)  Between the date of this Agreement and the Closing, each Seller shall:

(i) not sell, transfer or otherwise dispose of any of the Shares or any interest in the Shares and not agree to do any of the foregoing;

(ii) not accept any dividend or other distribution in respect of any of the Shares;

(iii) not incur, make, assume or suffer to exist any Encumbrance or other matter affecting title to any of the Shares;

(iv) not enter into any shareholder agreements, voting trusts, restrictions on transfer or other agreements or instruments that would be binding on the Buyer as the owner of the Shares; and

(v) take no action, and use their best efforts to prevent the occurrence of any event or the existence of any condition, that would result in any of the Seller’s representations and warranties in this Agreement not being true and correct.

5.3 NEGATIVE COVENANT

Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Company shall not, and Seller shall not permit Company to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.14 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Company, its Assets, or its business.

5.4 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Company shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents. In China there’s no requirement of filing

5.5 NOTIFICATION

Between the date of this Agreement and the Closing, any of Seller or the Company shall promptly notify Buyer in writing upon becoming aware of (a) any fact or condition that causes or constitutes a Breach of any of Company's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Company's or Seller's discovery of, such fact or condition. Should any such fact or condition require any change to the representations an warranties made herein, the Company and Sellers shall promptly deliver to Buyer a supplement to the Schedules attached hereto specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Company and Sellers also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Company or Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

5.6 NO NEGOTIATION

Until such time as this Agreement shall be terminated pursuant to Section 9.1, none of Company nor any of Seller shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Company, including the sale by any Seller of Company's stock, the merger or consolidation of Company or the sale of Company's business or any of the Assets (other than in the Ordinary Course of Business). Company and Sellers shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Company or Seller.

5.7 BEST EFFORTS

Company and Sellers shall use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

5.8 PAYMENT OF LIABILITIES

Company shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations.

5.9 COOPERATION WITH RESPECT TO FINANCIAL REPORTING

After the date of this Agreement, Sellers and Company shall reasonably cooperate with Buyer in connection with Buyer's preparation of financial statements and other information as required for Buyer’s filings with the SEC under the Exchange Act, including Buyer’s Current Report on Form 8-K that is to be filed with the SEC pursuant to the Exchange Act in connection with the Closing.

ARTICLE VI
COVENANTS OF BUYER PRIOR TO CLOSING

6.1 BEST EFFORTS

Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.

ARTICLE VII
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

All of Sellers’ and Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Schedules.

7.2 COMPANY'S PERFORMANCE

All of the covenants and obligations that Company and Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

7.3 CONSENTS

Each of the Consents identified in Schedule 7.3 (the "Consents") shall have been obtained and shall be in full force and effect.

7.4 ADDITIONAL DOCUMENTS

Company and Seller shall have caused the documents and instruments required by Section 2.3(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) The charter and all amendments thereto of Company, duly certified as of a recent date by the Secretary of State of the jurisdiction of Company's organization;

(b) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Company is licensed or qualified to do business as a foreign entity;

(c) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of Company, executed by the appropriate officials in each jurisdiction in which Company is licensed or qualified to do business as a foreign entity as specified in Schedule 3.1(a); and

(d) Such other documents as Buyer may request for the purpose of: (i) evidencing the accuracy of any of Company's representations and warranties; (ii) evidencing the performance by Company or Seller of, or the compliance by Company or Seller with, any covenant or obligation required to be performed or complied with by Company or such Seller; (iii) evidencing the satisfaction of any condition referred to in this Article 7; or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5 NO PROCEEDINGS

Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

7.6 NO CONFLICT

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

7.7 GOVERNMENTAL AUTHORIZATIONS

Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Company’s businesses from and after the Closing.

7.8 SATISFACTION WITH DUE DILIGENCE

Buyer’s due diligence investigation shall not have indicated that any of the information provided for in the Agreement or in any of the information provided by any of Seller or the Company is inaccurate, incomplete or untrue in any way, and Buyer’s due diligence investigation shall not have revealed any facts, circumstances, liabilities or conditions that, in Buyer’s sole discretion, may adversely affect the value or prospects of the Shares, the Assets, or the Company or that may expose the Company to any liability not heretofore fully disclosed to Buyer.

7.9 FINANCIAL INFORMATION

Company shall have prepared and delivered to Buyer the financial statements referred to in Sections 3.4 and 5.8 hereto and other information required to be filed pursuant to the Exchange Act with the SEC by Buyer on its Current Report on Form 8-K in connection with the Closing.

ARTICLE VIII
CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

Sellers’ obligation to sell the Shares and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Company in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

8.2 BUYER'S PERFORMANCE

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

8.3 CONSENTS

Each of the Consents identified in Schedule 8.3 shall have been obtained and shall be in full force and effect.

8.4 ADDITIONAL DOCUMENTS

Buyer shall have caused the documents and instruments required by Section 2.3(b) and the following documents to be delivered (or tendered subject only to Closing) to Company and Seller such other documents as Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer or (iii) evidencing the satisfaction of any condition referred to in this Article 8.

8.5 NO INJUNCTION

There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6 SALE OF SHARES HELD BY BUYER’S EXECUTIVE OFFICER

Kelly Fan, who is the President, Chief Executive Officer, Treasurer, and Director of Buyer, shall have sold to the Sellers, for no additional consideration, 18,000,000 shares of the common stock of Buyer which are issued and outstanding and held by Ms. Fan, pursuant to and in accordance with the terms of the Stock Purchase Agreement annexed hereto as Exhibit 8.6 (the “Kelly Fan Stock

Purchase Agreement”). Such shares shall have been allocated between the Sellers as follows: 17,100,000 shares to Xinshengxiang; 450,000 shares to Dingliang; and 450,000 shares to Yue.

ARTICLE IX
TERMINATION

9.1 TERMINATION EVENTS

By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

(a) by Buyer, if a material Breach of any provision of this Agreement has been committed by Company or Seller and such Breach has not been waived by Buyer;

(b)  by Buyer, if its due diligence investigation indicates that any of the information provided for in the Agreement or in any of the information provided by the Seller or the Company is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in Buyer’s sole discretion, may adversely affect the value or prospects of the Shares, the Assets, or the Company or that may expose the Company to any liability not heretofore fully disclosed to Buyer; or

(c) by the unanimous agreement of Sellers, if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Sellers or the Company;

(d) by Buyer, if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.2 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(e) by the Sellers, if any condition in Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.2 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Company or the Seller to comply with their obligations under this Agreement), and Company has not waived such condition on or before such date;

(f) by mutual consent of Buyer, the Sellers, and Company;

(g) by Buyer, if the Closing has not occurred on or before ninety (90) days after the date hereof, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

(h) by the unanimous agreement of Sellers, if the Closing has not occurred on or before ninety (90) days after the date hereof, or such later date as the parties may agree upon, unless any of Seller or the Company is in material Breach of this Agreement.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE X
ADDITIONAL COVENANTS

10.1 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

After the Closing, Sellers shall cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Company existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Sellers will refer to Buyer all inquiries relating to such business. Sellers shall not take any action that would tend to diminish the value of, or interfere with, the Company’s business after the Closing, including disparaging the name or business of Buyer.

10.2 FURTHER ASSURANCES

From and after the date hereof, and continuing after the Closing, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

10.3 POST-CLOSING SEC FILINGS

As soon as practicable following the Closing, Buyer shall cause the transactions contemplated hereunder to be memorialized and disclosed by making all filings or recordings required under applicable law. Sellers hereby covenant and agree to aid Buyer, as specifically requested by Buyer, in preparing and making such filings or recordings.

ARTICLE XI
INDEMNIFICATION; REMEDIES

11.1 SURVIVAL

(a) All representations, warranties, covenants and obligations in this Agreement, the Schedules, any supplements to the Schedules, the certificates delivered pursuant to Section 2.3, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions until the expiration of their respective statutes of limitations.

(b) The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLERS

Sellers and the Company shall, jointly and severally, indemnify and hold harmless Buyer, and its representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

(a) any Breach of any representation or warranty made by any Seller or the Company in this Agreement and any other certificate, document, writing or instrument delivered by any Seller or the Compay pursuant to this Agreement;

(b) any Breach of any covenant or obligation of any Seller or the Company in this Agreement or in any other certificate, document, writing or instrument delivered by any Seller or the Company pursuant to this Agreement;

(c) any Liability arising out of the operation of the Company or its business or Assets prior to the Closing Date;

(d) any product or any services sold, included in Inventory, or otherwise provided by, the Company, in whole or in part, prior to the Closing Date, including claims for breach of warranty or product liability;

(e) any Liability under any Company Contract entered into prior to the Closing Date, including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

(f) any Liability for Taxes, including (1) any Taxes arising as a result of the Company's operation of its Business or ownership of its Assets prior to the Closing Date, and (2) any Taxes that will arise as a result of the sale of the Shares pursuant to this Agreement;

(g) any Liability relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for the Company's employees or former employees or both;

(h) any Liability relating to the payment of all wages and other remuneration due to any Company’s employees with respect to their services as employees of Company through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date and the payment of any termination or severance payments and the provision of health plan continuation coverage;

(i) any Liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, and any Liability under any Company Contract that arises after the Closing but that arises out of or relates to any Breach that occurred prior to the Closing, and any such other Liability;

(j) any Liability arising out of or resulting from the Company's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(k) any Liability of the Company under this Agreement or any other document executed in connection with the Contemplated Transactions; and

(l) any Liability of the Company based upon any Seller’s acts or omissions occurring after the Closing Date.

11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER

Buyer will indemnify and hold harmless Sellers and the Company, and will reimburse Sellers and the Company, for any Damages arising from or in connection with:

(a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; and

(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions.

11.4 THIRD-PARTY CLAIMS

(a) Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

(b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d) Notwithstanding the provisions of Section 13.4, Company and Seller hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Company and Seller with respect to such a claim anywhere in the world.

(e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

11.5 OTHER CLAIMS

A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

11.6 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

ARTICLE XII
CONFIDENTIALITY

12.1 CONFIDENTIAL INFORMATION

Each party agrees that, unless and until the Closing has been consummated, each party will hold in strict confidence, and will not use to the detriment of any other party hereto, any data and information obtained in connection with this Agreement or the Contemplated Transactions, except insofar as this data and information may be required by law to be included in documents required to be filed by Buyer with the SEC under the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE XIII
GENERAL PROVISIONS

13.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

13.2 PUBLIC ANNOUNCEMENTS

Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Company, Seller nor any of their Representatives shall disclose to any Person (a) the fact that any confidential information of Company or Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the confidential information of Company or Seller, that any confidential information of Buyer has been disclosed to Company, Seller or their Representatives or that Company, Seller or their Representatives have inspected any portion of the confidential information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Company's employees, customers, suppliers and others having dealings with Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

13.3 NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

(i)  Company:

Chongqing Qiluo Textile Co. Ltd.
88 Julong Road
Lidu Economic Development Zone
Fulin, Chongqing
China.
Attention: Dingliang Kuang, CEO
Facsimile: 72231011

(ii)  Sellers:

(1)           Xinshengxiang Industrial Development Co., Ltd.
2 River , Chongqing Fulin , Bai Sheng County, China
Attention: Shouqing Kuang, Chairman
Facsimile: 72234659

(2)           Mr. Dingliang Kuang
88 Julong Road Lidu Economic Development Zone Fulin, Chongqing, China
Facsimile: 72231011

(3)           Ms. Yue Kuang
No.22, Dunren Wangzhou Road, Fuling Districtô Chongqing City,China
Facsimile: 72231011

(iii)  Buyer:

Franklin Towers Enterprises, Inc.
5 Ash Drive
Center Barnstead, NH 03225
USA
Attention: Kelly Fan, CEO
Facsimile: 702-943-0714

with a mandatory copy to:

David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580

    Attention: David Lubin, Esq.
Facsimile: (516) 887-8250

13.4 JURISDICTION; SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the state or federal courts located within the County of New York of the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

13.5 ENFORCEMENT OF AGREEMENT

Each Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Company or Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

13.6 WAIVER; REMEDIES CUMULATIVE

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer, on the one hand, and Seller or Company, on the other hand) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

13.8 SCHEDULES

(a) The information in the Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Sellers as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

(b) The statements in the Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

Neither the Company nor the Sellers may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Buyer, and any such attempted assignment shall be null and void and of no force or effect. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties and their representatives and heirs. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

13.10 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11 CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections," “Exhibits,” and "Schedules" refer to the corresponding Articles, Sections, Exhibits, and Schedules of this Agreement.

13.12 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.13 GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of New York, without regard to conflicts-of-laws principles that would require the application of any other law.

13.14 EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13.15 SELLER AND COMPANY LIABILITY; SELLERS’ RELEASE

(a) The liability of each Seller hereunder shall be joint and several with the other Sellers. Where in this Agreement provision is made for any action to be taken or not taken by Company, Sellers jointly and severally undertake to cause Company to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Sellers shall be jointly and severally liable for the indemnities set forth in Article 11.

(b) The liability of Company prior to Closing shall be joint and several with the Sellers. Upon Closing, Company shall be forever discharged and released from all liability hereunder, including any claims from the Sellers. In addition, in consideration for the transactions contemplated hereby, as of the Closing, Sellers and their respective heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as stockholders of Company, from and after the Closing any and all claims, known or unknown, that the Waiving Parties ever had, now have or may have against Company and its officers, directors, employees or agents in connection with or arising out of any act or omission of Company or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing.

13.16  WAIVER OF TRIAL BY JURY

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND

BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

BUYER:

FRANKLIN TOWERS ENTERPRISES, INC.

By:  /s/ Kelly Fan

Name:  Kelly Fan
Title:  President, Chief Executive Officer, Treasurer, and Director

SELLERS:

XINSHENGXIANG INDUSTRIAL
DEVELOPMENT CO., LTD.

By:  /s/ Shouqing Kuang

Name:  Shouqing Kuang
Title:  Chairman

/s/ Dingliang Kuang

DINGLIANG KUANG

/s/ Yue Kuang

YUE KUANG

THE COMPANY:

CHONGQING QILUO TEXTILE CO. LTD.

By:  /s/ Dingliang Kuang

Name:  Dingliang Kuang
Title:  Chief Executive Officer

LIST OF EXHIBITS

Exhibit 1.1 Definitions
Exhibit 2.3(a)(v): Seller’s Legal Opinion
Exhibit 8.6: Kelly Fan Stock Purchase Agreement

LIST OF SCHEDULES

Schedule 3.1(a): Jurisdictions of Company
Schedule 3.1(b): Governing Documents of Company
Schedule 3.3(a): Company’s Capitalization
Schedule 3.6(a): Company’s Assets
Schedule 3.7: Real Estate Owned by Company
Schedule 3.7: Real Estate Leased by Company
Schedule 3.9(a): Encumbrances on Real Estate of Company
Schedule 3.15(a): Company Personnel Matters
Schedule 3.16(b): Company Governmental Authorizations
Schedule 3.18(a): Company Contracts
Schedule 3.19(b): Third Party Obligations of Company to Provide Insurance Coverage
Schedule 3.21(b): Company Intellectual Property Matters
Schedule 3.21(c): Intellectual Property Licenses
Schedule 3.21(e): Company Patents
Schedule 3.21(h): Company Marks
Schedule 3.21(i): Company Copyrights
Schedule 3.21(k): Company Net Names
Schedule 3.22: Company Related Persons
Schedule 3.23: Company Brokers
Schedule 4.7: Buyer Brokers
Schedule 7.3: Company Material Consents
Schedule 8.3: Buyer Material Consents

EXHIBITS

EXHIBIT 1.1

DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

"Accounts Receivable"--(a) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, (b) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

"Assets"-- all real property; all Tangible Personal Property; all Inventories; all Accounts Receivable; all Company Contracts; all data and Records related to the operations of Company; and all of the intangible rights and property of Company, including Intellectual Property Assets, going concern value, goodwill, telephone, facsimile and e-mail addresses.

"Balance Sheet"--as defined in Section 3.4.

"Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

"Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

"Business Day"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York are permitted or required to be closed.

"Buyer"--as defined in the first paragraph of this Agreement.

"Buyer Indemnified Persons"--as defined in Section 11.2.

"Closing"--as defined in Section 2.2.

"Closing Date"--the date on which the Closing actually takes place.

"Company"--as defined in the first paragraph of this Agreement.

"Company Contract"--any Contract (a) under which Company has or may acquire any rights or benefits; (b) under which Company has or may become subject to any obligation or liability; or (c) by which Company or any of the assets owned or used by Company is or may become bound.

"Confidential Information"--as defined in Section 12.1.

"Consent"--any approval, consent, ratification, waiver or other authorization.

“Consideration Shares”--as defined in Section 2.1

"Contemplated Transactions"--all of the transactions contemplated by this Agreement.

"Contract"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

"Damages"--as defined in Section 11.2.

"Encumbrance"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

"Environmental Law"--any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"Exchange Act"--the Securities Exchange Act of 1934.

"Facilities"--any real property, leasehold or other interest in real property currently owned or operated by Company, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action", "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Company, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein.

"GAAP"--generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

"Governing Documents"--with respect to any particular entity, (a) if a U.S. corporation, the articles or certificate of incorporation and the bylaws; (b) if a U.S. general partnership, the partnership agreement and any statement of partnership; (c) if a U.S. limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a U.S. limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

"Governmental Authorization"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

"Ground Lease"--any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

"Ground Lease Property"--any land, improvements and appurtenances subject to a Ground Lease in favor of Company.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

"Hazardous Material"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

"Improvements"--all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

"Interim Balance Sheet"--as defined in Section 3.4.

"Inventories"--all inventories of Company, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Company in the production of finished goods.

“Kelly Fan Stock Purchase Agreement”--as defined in Section 8.6.

"Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

"Land"--all parcels and tracts of land in which Company has an ownership interest.

"Lease"--any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Company is a party and any other Company Contract pertaining to the leasing or use of any Tangible Personal Property.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

"Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Order"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"Person"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Real Property"--the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

"Real Property Lease"--any Ground Lease or Space Lease.

"Record"--information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"Related Person":

With respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a

Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Release"--any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

"Remedial Action"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

"Representative"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"SEC"--the United States Securities and Exchange Commission.

"Securities Act"—Securities Act of 1933, as amended.

"Seller"--as defined in the first paragraph of this Agreement.

"Tangible Personal Property"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Company (wherever located and whether or not carried on Company's books).

"Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat,

vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Party"--a Person that is not a party to this Agreement.

"Third-Party Claim"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

"Threat of Release"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

EXHIBIT 2.3(a)(vi)

SELLER’S LEGAL OPINION

Shuhong You
Attorney at Law License No: 972003114550
Dacheng Law Firm ( Chongqing Branch)
Address: Room A, 23 F Yutian Business Mansion , No. 177,
Bayi Road, Yuzhong District , Chongqing City, China
Post Code: 400010 Email : ysh01@163.com
Tel: 8623-63762600 Fax: 8623-63762568
Mobile: 86-13752918588

June 19, 2007

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenues
Valley Stream, NY 11580

Re:
Share Purchase Agreement, dated June 19, 2007 (the “Purchase Agreement”), by and among Chongqing Qiluo Textile Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “Company”), the selling shareholders of the Company identified on the signature page of the Agreement (the “Sellers”), and Franklin Towers Enterprises, Inc., a Nevada corporation (the “Buyer”)

Ladies and Gentlemen:

We have acted as counsel to the Company and the Sellers in connection with the execution and delivery by our clients of the Purchase Agreement. This opinion was prepared and delivered to you at the specific request of our clients pursuant to Section 2.3(a)(v) of the Purchase Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

We have participated in the preparation and negotiation of the Purchase Agreement, the exhibits and schedules thereto, the Sellers’ Closing Documents, and the other documents referred to therein. We have examined the original, certified, conformed, photostat or xerox copies of all such documents and certificates of public officials, certificates or officers or representatives of the Company and others and such other documents, and have made such investigations of law and facts, as we have deemed necessary or relevant as a basis for the opinions expressed herein. We have reviewed the various corporate proceedings taken by the Company in connection with the authorization and delivery of such documents.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

1.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the People’s Republic of China, with corporate power and corporate authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under the Company Contracts. Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has no subsidiaries and does not own any shares of capital stock or other securities of any other Person.

2. The Company owns good and marketable title to all of the Assets, free and clear of any Encumbrances, security agreement, conditional sales contract, license, or other title retention or security arrangement, or is located other than in the possession of Company. The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Company's business in the manner presently operated by Company and (ii) include all of the operating assets of Company.

3. Schedule 3.6(a) to the Purchase Agreement contains an accurate and complete list of all Tangible Personal Property owned by the Company.

4. The Company does not have any ownership interests in any Real Property.

5. Schedule 3.8 to the Purchase Agreement contains an accurate and complete list of all Leased Real Property.

6. The Company is, and at all times has been, in full compliance with each Legal Requirement that is, or was, applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets. The Company has no Liabilities, other than as expressly disclosed in the Purchase Agreement.

7.  No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

8. The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

9. The Company does not have any Governmental Authorizations. The Company may lawfully operate and conduct its presently existing and planned business operations and use or own the Assets without any such Governmental Authorizations. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization required to be listed in Schedule 3.16(b) to the Purchase Agreement or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization required to be listed in Schedule 3.16(b).

10. The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization.

11. There is no pending or threatened Proceeding: (i) by or against Company or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

12. The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. None of Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

13. There are no pending or threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Company has or had an interest.

14. Schedule 3.18(a) to the Purchase Agreement contains an accurate and complete list of the Company Contracts. Each Contract identified or required to be identified in Schedule 3.18(a) is in full force and effect and is valid and enforceable in accordance with its terms. The Company has no other Contracts or obligations to any third party other than as contained in said Company Contracts. Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract which is being assigned to or assumed by Buyer.

15. Xinshengxiang is the sole record and beneficial owner of 95% of the Shares. Dingliang is the sole record and beneficial owner of 2.5% of the Shares. Yue is the sole record and beneficial owner of 2.5% of the Shares. Each Seller has good and marketable title to the Shares, free and clear of any Encumbrance. Upon the execution and delivery of this Agreement and issuance of the Consideration Shares to the Sellers, Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other Contracts, agreements or understandings with respect to the Shares. The Shares were issued in compliance with all Legal Requirements and the Governing Documents of the Company, were duly authorized, and are fully paid and non-assessable. The Shares, which constitute one hundred (100%) percent of the issued and outstanding shares of capital stock of the Company, are free and clear of any Encumbrances. Neither Seller has any obligation to the Company for the Shares.

16. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company, including any of the following: options, warrants, agreements, or other rights for the acquisition of shares of the Company's capital stock; securities or other obligations of the Company which are convertible into shares of the Company's capital stock; or sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments that are binding on Seller or the Company, including without limitation, any such agreements or instruments that relate to the ownership, voting or transfer of any shares of the Company's capital stock.

17. The Purchase Agreement has been duly authorized, executed and delivered by the Company, Xinshengxiang, Dingliang and Yue and assuming due authorization, execution and delivery by Buyer, the Purchase Agreement constitutes valid and binding obligation of the Company, Xinshengxiang, Dingliang and Yue enforceable against the Company, Xinshengxiang, Dingliang and Yue in accordance with its respective terms. The execution, delivery, and performance of the Purchase Agreement shall convey good and marketable title of the Shares to Buyer, and the Company shall be a wholly-owned subsidiary of Buyer, and no further action is necessary to effectuate such transfer. The law firm of Shuhong You hereby covenants and agrees to promptly take all further action that is necessary to evidence such transfer to Buyer.

18. Each of Sellers and the Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers’ Closing Documents to which it is a party and to perform its respective obligations under this Agreement and the Sellers’ Closing Documents, and such action has been duly authorized by all necessary action by Sellers and the Company. Each of Seller and the Company has all necessary legal capacity to enter into this Agreement and the Sellers’ Closing Documents to which it is a party and to perform such its obligations thereunder.

19. Neither the execution and delivery of the Purchase Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly

(with or without notice or lapse of time): (i) Breach (A) any provision of any of the Governing Documents of Company or (B) any resolution adopted by the board of directors or the shareholders of Company; (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Company or any of Seller, or any of the Assets, may be subject; (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or that otherwise relates to the Assets or to the business of Company; (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets or the Shares.

20. Neither Company nor any Seller is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

21.  Each of the English translations of the following documents provided by Sellers to Buyer is a complete and accurate translation of the original Chinese text contained in the originals of such documents: (i) Purchase and Sale Contract, dated December 18, 2006, between Hangzhou Textile Machinery Limited Company and the Company; (ii) Leasehold Agreement, dated March 1, 2007, between Chongqing Xinshengxiang Industrial Development Co., Ltd. and the Company; and (iii) the form of the Labor Contract of the Company.

Very truly yours,

___________________________
Shuhong You

EXHIBIT 8.6

KELLY FAN STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated June 19, 2007, by and between Kelly Fan (the “Seller”), Xinshengxiang Industrial Development Co., Ltd. a limited liability company organized under the laws of the People’s Republic of China (“Xinshengxiang”), Dingliang Kuang (“D. Kuang”), and Yue Kuang (“Y. Kuang” and together with Xinshengxiang and D. Kuang, the “Purchasers”).

RECITALS

A. Seller is the owner of nineteen million (19,000,000) shares of the common stock of Franklin Towers Enterprises, Inc., a Nevada corporation (“Franklin Towers”).

B.  Simultaneously herewith, Franklin Towers is entering into a Share Purchase Agreement with Chongqing Qiluo Textile Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Qiluo”), and Purchasers. Purchasers will not enter into the foregoing Share Purchase Agreement with Franklin Towers and Qiluo unless Seller enters into this Agreement whereby Seller will sell, and Purchasers will purchase, in their respective amounts set forth herein, all of Seller’s rights, title, and interest in and to eighteen million (18,000,000) shares of the common stock of Franklin Towers which are issued and outstanding and held by Seller (the “Purchased Shares”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Purchase and Sale.

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (hereafter defined), Seller shall sell, assign, transfer, convey, and deliver to Purchasers, and Purchasers shall accept and purchase, in their respective amounts as set forth in Section 1.2 below, the Purchased Shares and any and all rights in the Purchased Shares to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of her right, title and interest in and to the Purchased Shares to Purchasers. Such sale of the Purchased Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers in the form annexed hereto as Exhibit A duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Purchasers. The Purchased Shares shall be payable at the Closing by the issuance and delivery by Seller to Purchasers of stock certificates dated as of the Closing Date registered in the names and in such amounts as set forth herein.

1.2 Allocation of Purchased Shares. The Purchased Shares shall be allocated between Purchasers as follows: 17,100,000 Purchased Shares to Xinshengxiang; 450,000 Purchased Shares to D. Kuang; and 450,000 Purchased Shares to Y. Kuang.

2.  Closing.

2.1  Date and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held simultaneously with the execution of this Agreement at such place as the parties hereto may agree.

2.2  Deliveries. At the Closing, Seller shall deliver to Purchasers in accordance with the terms of Section 1.2 above, (i) stock certificates evidencing the Purchased Shares, duly endorsed in blank or accompanied by stock powers in the form annexed hereto as Exhibit A duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Purchasers, (ii) any documentary evidence of the due recordation in the Company’s share register of Purchasers’ full and unrestricted title to the Purchased Shares, and (iii) such other documents as may be required under applicable law or reasonably requested by Purchasers.

3.  Representations and Warranties of Seller. As an inducement to Purchasers to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchasers as follows:

3.1 Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

3.2  Ownership. Seller is the sole record and beneficial owner of the Purchased Shares, has good and marketable title to the Purchased Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Purchased Shares to Purchasers in accordance with this Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchasers will receive good and marketable title to the Purchased Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Purchased Shares.

3.3  Valid Issuance. The Purchased Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

3.4  No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he is bound, or to which the Purchased Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller or the Purchased Shares.

3.5  No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement.

4. Representations and Warranties of Purchasers. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchasers represent and warrant, jointly and severally, to Seller as follows:

4.1 Authority. Purchasers have the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchasers, enforceable against Purchasers in accordance with the terms hereof.

4.2  No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchasers of any of the transactions on its part contemplated under this Agreement.

4.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchasers are a party or by which they are bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchasers.

4.4  Restricted Securities. Purchasers understand that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any the securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Each certificate for any Purchased Shares shall bear a legend to the foregoing effect.

4.5 Review of SEC Documents.  Purchasers have reviewed or received copies of all reports and other documents filed by Franklin Towers and its officers and directors with the Securities and Exchange Commission and any other documents or information requested by Purchasers.

4.6 No Reliance.  Other than as set forth herein, Purchasers are not relying upon any other information, representation or warranty by Seller or any representative of Seller in determining to invest in the Purchased Shares.  Purchasers have consulted, to the extent deemed appropriate by Purchasers, with the Purchasers’ own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares and on that basis believes that his, her or its investment in the Purchased Shares is suitable and appropriate for Purchasers.

5.  Indemnification; Survival.

5.1  Indemnification. Sellers on the one hand, and Purchasers on the other hand, shall jointly and severally indemnify and hold harmless the other party and such other party’s agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the “Indemnified Persons”) from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, “Losses”) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

5.2  Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

6.  Miscellaneous.

6.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.2  Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to Seller:

Kelly Fan
5 Ash Drive
Center Barnstead, NH 03225

(2)	If to Purchasers:

Xinshengxiang Industrial Development Co., Ltd.
2 River , Chongqing Fulin , Bai Sheng County,
Fulin, Chongqing China

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

6.3  Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

6.4  Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder.

6.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

6.6 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

6.7  Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

6.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

6.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.11  Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

[The remainder of this page left intentionally blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Stock Purchase Agreement as of the date first above written.

_____________________________
KELLY FAN

XINSHENGXIANG INDUSTRIAL
DEVELOPMENT CO., LTD.

By:  __________________________
Name:  Shouqing Kuang
Title:  Chairman

_____________________________
DINGLIANG KUANG

_____________________________
YUE KUANG

EXHIBIT A

IRREVOCABLE STOCK POWER FORM

FOR VALUE RECEIVED,

Name of Seller: _______________________________________

Hereby sells, assigns and transfers unto:

(Please print or typewrite name and address, including zip code, of assignee)

Social Security or other identifying number of assignee________________________________________________________

0f the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint ________________________, Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Date:_____________________________

Signed:  __________________________________________________________

_________________________________________________________
(person(s) executing this power sign(s) here)

Affix a Medallion Signature Guarantee imprint------->

IMPORTANT READ CAREFULLY

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc. Unfortunately no other form of signature verification can be accepted.

SCHEDULES

Schedule 3.1(a):

Jurisdictions of Company

1.  People’s Republic of China

Schedule 3.1(b):

Governing Documents of Company

Schedule 3.3(a):

Company’s Capitalization

The Registered Capital Stock of the Company is owned as follows:

(i)	Xinshengxiang Industrial Development Co., Ltd., owns 95% of the shares of the registered capital stock of the Company;

(ii)	Mr. Dingliang Kuang owns 2.5% of the shares of the registered capital stock of the Company; and

(iii)	Ms. Yue Kuang owns 2.5% of the shares of the registered capital stock of the Company.

Schedule 3.6(a):

Company’s Assets

1. $6,000,000 Yuan in bank deposits
2. Machines
3. Office equipment

Schedule 3.7:

Real Estate Owned by Company

None

Schedule 3.8:

Real Estate Leased by Company

1. On January 28, 2007, the Company entered into a twenty (20) year lease with Xinshengxiang, a 95% shareholder, to use 11,400 square meters factory building located at 88 Julong Road, Lidu Economic Development Zone, Fulin, Chongqing. The monthly rent is $2,214 and will be paid by the end the year commencing on March 1, 2007.

Schedule 3.9(a):

Encumbrances on Real Estate of Company

None

Schedule 3.15(a):

Company Personnel Matters

1. The Company has ten employees.

Schedule 3.16(b):

Company Governmental Authorizations

None

Schedule 3.18(a):

Company Contracts

1. On December 18, 2006, the Company signed a purchase contract in the amount of $307,440 (2,400,000 Chinese Yuan) with Hangzhou Textile Machinery Co. Ltd to purchase six (6) new silk drawing machinery units. The Company is to pay 20% of the total contracted price by January 30, 2007. Delivery of the equipment will be made upon payment of an additional 60% of the contracted price. The remaining 20% will be paid upon the completion of the installation.

2. On January 28, 2007, the Company signed a twenty (20) year lease with Xinshengxiang, a 95% shareholder, to use 11,400 square meters factory building located at 88 Julong Road, Lidu Economic Development Zone, Fulin, Chongqing. The monthly rent is $2,214 and will be paid by the end the year commencing on March 1, 2007.

Schedule 3.19(b):

Third Party Obligations of Company to Provide Insurance Coverage

None

Schedule 3.21(b):

Company Intellectual Property Matters

None

Schedule 3.21(c):

Intellectual Property Licenses

None

Schedule 3.21(e):

Company Patents

None

Schedule 3.21(h):

Company Marks

None

Schedule 3.21(i):

Company Copyrights

None

Schedule 3.21(k):

Company Net Names

www.unitedsilkco.com

Schedule 3.22:

Company Related Persons

1. The Company borrowed $864 (6,760 Chinese Yuan) from Xinshengxiang during the process of incorporation. The Company will repay the full amount due to “Xinshengxiang Industrial Development Co., Ltd” when the Company starts operation. No interest has been paid or accrued on the balance due to related party.

2. On January 28, 2007, the Company signed a twenty (20) year lease with Xinshengxiang, a 95% shareholder, to use 11,400 square meters factory building located at 88 Julong Road, Lidu Economic Development Zone, Fulin, Chongqing. The monthly rent is $2,214 and will be paid by the end the year commencing on March 1, 2007.

Schedule 3.23:

Company Brokers

None

Schedule 4.7:

Buyer Brokers

None

Schedule 7.3:

Company Material Consents

None

Schedule 8.3:

Buyer Material Consents

None